EXHIBIT 11
                                    MAXXAM INC.

                          COMPUTATION OF NET INCOME (LOSS)
                       PER COMMON AND COMMON EQUIVALENT SHARE

            (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)





                                                                                     Years Ended December 31,
                                                                      ------------------------------------------------------
                                                                            1993               1992                1991
                                                                      --------------      --------------     ---------------
              Weighted average common and common equivalent shares
              outstanding during each year  . . . . . . . . . . . .        9,376,703          9,367,974             9,333,574
              Common equivalent shares attributable to stock
              options and convertible securities  . . . . . . . . .           80,380             59,037               124,679
                                                                      --------------      --------------     ---------------
                   Total common and common equivalent shares  . . .        9,457,083          9,427,011             9,458,253
                                                                      ==============      ==============     ===============

              Income (loss) before extraordinary item and
                   cumulative effect of changes in accounting
                   principles . . . . . . . . . . . . . . . . . . .   $       (131.9)     $        (7.3)     $           57.5
              Extraordinary item  . . . . . . . . . . . . . . . . .            (50.6)                 -                     -
              Cumulative effect of changes in accounting principles           (417.7)                 -                     -
                                                                      --------------      --------------     ---------------
              Net income (loss) . . . . . . . . . . . . . . . . . .   $       (600.2)     $        (7.3)     $           57.5
                                                                      ==============      ==============     ===============

              Per common and common equivalent share:
                   Income (loss) before extraordinary item and
                   cumulative effect of changes in accounting
                   principles . . . . . . . . . . . . . . . . . . .   $       (13.95)     $        (.77)     $           6.08
                   Extraordinary item . . . . . . . . . . . . . . .            (5.35)                 -                     -
                   Cumulative effect of changes in accounting
                   principles . . . . . . . . . . . . . . . . . . .           (44.17)                 -                     -
                                                                      --------------      --------------     ---------------
                   Net income (loss)  . . . . . . . . . . . . . . .   $       (63.47)     $        (.77)     $           6.08
                                                                      ==============      ==============     ===============
